Exhibit 99.1

Western Digital Announces $900 Million Convertible Preferred Equity Investment Led by

Apollo-Managed Funds

Apollo Provides Long-Term Strategic and Capital Support to Company Alongside Existing Investor Elliott

Investment Management

San Jose, Calif., – January 31, 2023 – Western Digital Corporation (“Western Digital”) (Nasdaq: WDC) today announced that funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”) led the purchase of $900 million of convertible preferred stock of Western Digital, along with Elliott Investment Management L.P. (together with its affiliates, “Elliott”) who also invested in the convertible offering. The investment strengthens Western Digital’s financial position and flexibility as the company continues its review of strategic alternatives aimed at further optimizing long-term value for its shareholders.

“This investment was the result of a comprehensive outreach and evaluation process to appropriately capitalize the company and retain optionality for future strategic decision making,” said David Goeckeler, CEO, Western Digital. “We have tremendous respect for Apollo and Elliott. Their partnership and perspectives as experienced capital investors will help us facilitate the next stages of Western Digital’s strategic review. We look forward to working together in advancing our goal of creating value and finalizing the best possible strategic outcome for our shareholders.”

“Western Digital is an iconic American business that is critical to the global digital infrastructure, with a strong, long-term track record as a leading developer and producer of storage technology,” said Reed Rayman, a Partner in private equity at Apollo. “We see substantial opportunity and value creation ahead for Western Digital and are excited to make this investment, which enables Western Digital to continue executing on its innovation-led strategy and producing market-leading products for its customers. We look forward to working with David and the Board as they position the company for long-term success.”

Elliott Managing Partner Jesse Cohn and Senior Portfolio Manager Jason Genrich said, “We are pleased to participate in this investment and are encouraged by the progress Western Digital has made in its strategic review process to date. Our participation follows our previous offer to provide strategic resources and additional capital to help the company realize the full value of both its HDD and Flash businesses. We are strong believers in Western Digital’s compelling growth opportunity, and we look forward to continuing our support for David and his management team’s execution, strategic vision and focus on shareholder value.”

In connection with the Apollo funds’ investment, Rayman was appointed to Western Digital’s Board of Directors.

Western Digital will file a Form 8-K with the Securities and Exchange Commission in regards to this investment.

Terms of the Transaction

The preferred stock has an initial conversion price of $47.75 per share of Western Digital’s stock, subject to customary anti-dilution and other adjustments. The initial conversion price of $47.75 represents a 25% premium to the volume-weighted average closing price of the common stock over the 20-day period ending on January 30, 2023, and a 44% premium to the closing price on January 4, 2023, the last trading day prior to merger rumors involving Western Digital. The preferred stock will bear a cumulative and compounding dividend at a rate of 6.25% per annum over the initial liquidation preference of $1,000.00, until the seven-year anniversary of the closing, at which time the dividend shall increase to 7.25% per annum until the ten-year anniversary of the closing, at which time the dividend shall increase to 8.25% per annum. Additional information regarding this announcement may be found in the Form 8-K.

Amendment to Western Digital/Elliott June 7, 2022 Letter Agreement

Also announced today, Western Digital and Elliott revised their June 7, 2022 letter agreement to provide Elliott with a board seat right subject to certain conditions outlined in the Form 8-K.

Advisors

Qatalyst Partners, Lazard and J.P. Morgan are serving as Western Digital’s financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is serving as Western Digital’s legal counsel.

Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as the Apollo funds’ legal counsel.

Gibson, Dunn & Crutcher LLP is serving as Elliott’s legal counsel.

About Western Digital

Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With Flash and HDD franchises, underpinned by advancements in memory technologies, we create breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations. Core to our values, we recognize the urgency to combat climate change and have committed to ambitious carbon reduction goals approved by the Science Based Targets initiative. Learn more about Western Digital and the Western Digital®, SanDisk® and WD® brands at www.westerndigital.com.

About Apollo

Apollo is a global, high-growth alternative asset manager. In the asset management business, Apollo seeks to provide its clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three business strategies: yield, hybrid, and equity. For more than three decades, Apollo’s investing expertise across its fully integrated platform has served the financial return needs of its clients and provided businesses with innovative capital solutions for growth. Through Athene, Apollo’s retirement services business, it specializes in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Apollo’s patient, creative, and knowledgeable approach to investing aligns its clients, businesses it invests in, its team members, and the communities it impacts, to expand opportunity and achieve positive outcomes. As of September 30, 2022, Apollo had approximately $523 billion of assets under management. To learn more, please visit www.apollo.com.

About Elliott

Elliott Investment Management L.P. manages approximately $55.7 billion of assets as of June 30, 2022. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the company’s review of strategic alternatives; growth opportunities; market positioning; and strategy execution. The company’s review of strategic alternatives may not result in a separation of the company or any other transaction, and any transaction that occurs may not increase shareholder value. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: volatility in global economic conditions; future responses to and effects of the COVID-19 pandemic or other similar global health crises; impact of business and market conditions; the outcome and impact of our ongoing strategic review, including with respect to customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our level of debt and other financial obligations; changes to our relationships with key customers; disruptions in operations from cybersecurity incidents or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 25, 2022, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

For more information please contact:

Media Contact

Lisa Neitzel

Western Digital Public Relations

1-408-717-7607

lisa.neitzel@wdc.com

Investor Contact

T. Peter Andrew

Western Digital Investor Relations

1-949-672-9655

peter.andrew@wdc.com

For Apollo

Noah Gunn

Global Head of Investor Relations

Apollo Global Management, Inc.

(212) 822-0540

IR@apollo.com

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

Communications@apollo.com

For Elliott

Stephen Spruiell

Elliott Investment Management L.P.

(212) 478-2017

sspruiell@elliottmgmt.com

©2023 Western Digital Corporation or its affiliates. All rights reserved. Western Digital, the Western Digital design, the Western Digital logo, are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.